UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                                 March 13, 2000
                Date of Report (Date of earliest reported event)


                            AmeriNet Group.com, Inc.
                            ------------------------
             (Exact name of registrant as specified in its chapter)


                                    Delaware
                                    --------
                  (State or other jurisdiction of incorporation


                                    000-03718
                            (Commission File Number)


                                   11-2050317
                                   ----------
                        (IRS Employer Identification No.)


        Crystal Corporate Center; 2500 North Military Trail, Suite 225-C;
                           Boca Raton, Florida 33431
 ------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (561) 998-3435
                                 --------------
               Registrant's telephone number, including area code


                                (Not Applicable)
          (Former name or former address, if changed since last report)



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                       INFORMATION INCLUDED IN THE REPORT

Item 1.           Acquisition or Disposition of Assets.

         On March 13, 2000, the Registrant completed the acquisition of all of the capital stock (being 1,265 shares of common stock, without par value) of Vista Vacations International, Inc., a Florida corporation engaged in the travel industry ("Vista," see Item 5 for a more complete description of Vista business). Vista was acquired by the Registrant in a reorganization designed to comply with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), in exchange for:

* 220,000 shares of the Registrant's common stock, $0.01 par value per share (the "AmeriNet Stock"), issued in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(6) thereof; and

* Up to 219,999 additional shares of AmeriNet Stock to be issued to the former stockholders of Vista during the period ending on June 30, 2003, based on the following performance thresholds:

         (1) If Vista earns net, pre tax profits, determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"), of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then Vista's former stockholders will be issued an aggregate of 36,667 additional shares of AmeriNet Stock;

         (2) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2001 and ending on June 30, 2002, then Vista's former stockholders will be issued an aggregate 102,666 additional shares of AmeriNet Stock (including the 36,667 that either were or could have been earned as of June 30, 2001);

         (3) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then Vista's former stockholders will be issued all 219,999 of the additional shares of AmeriNet Stock (including the 102,666 that either were or could have been earned as of June 30,
                  2002); however, all rights to any of the AmeriNet Stock not earned as of such date will thereupon expire.

         (4) The additional shares of AmeriNet Stock will be allocated among the former Vista stockholder's, pro rata, based on their ownership of Vista's common stock immediately preceding the closing on March 13, 2000, were reserved for future issuance immediately following the closing and will be issued within 30 days after AmeriNet's audit for the subject fiscal year confirming the calculations called for.

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



         In addition to consideration provided to the former Vista stockholders for their Vista capital stock, the Registrant also agreed to:

* Invest up to $650,000 in Vista within 300 days after completion of the reorganization and the filing of required reports with the United States Securities and Exchange Commission (the "Commission"), and,

* To reserve an additional 931,000 shares of AmeriNet Stock for future issuance through incentive stock options (as defined in Section 422 of the Code) to be granted to Vista employees, provided, however, that rights to such shares will vest on an annual basis, subject to attainment of the following net, pre-tax profit projections determined in accordance with GAAP:

         (1) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 163,333 shares of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

         (2) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 457,333 (including the 163,333 shares vested, if any, on June 30, 2001) of the shares of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

         (3) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (4) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet Stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         Concurrently with the closing on the acquisition of Vista, the Registrant and Ms. Nellie Tippery, a creditor of Vista, entered into an agreement pursuant to which all obligations of Vista, including loans in the aggregate amount of $180,000, were extinguished in consideration for 66,667 shares of AmeriNet Stock.

         The exchange ratio for Vista's capital stock was determined by arms length negotiation by the parties based on the approximate market price of the Registrant's common stock during the period preceding March 13, 2000, the value that Vista's management felt was reflective of its operating performance since its inception, and the anticipated future value of Vista. The use of contingent consideration seeks to make the component of the valuation based on future performance more objectively ascertainable.

     The names of the former Vista stockholders are Teri E. Nadler, Scott B. Ugell, Jean Hickman, Alicia Torrealba, Jean Hickman, Ken Nelson and Carol Nelson, his spouse, and, Ms. Karyn McKnight. To the best of the Registrant's knowledge, no material relationship existed between any such person and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

     No funds were used directly to acquire Vista, however, the Registrant obtains the funds it uses to capitalize its acquisitions through private placements to a group of accredited investors who already held shares of its common stock. Such persons include the Yankee Companies, Inc., Xcel Associates, Inc., Ms. Debra Elenson, Mr. Scott Heicken, Mr. Jonathan Eichner, Mr. Joseph D. Radcliffe, K. Walker, Ltd. ( a corporation associated with Edward
Granville-Smith, Jr., the Registrant's former president) and Bolina Trading Corp., S.A. (a corporation associated with Mr. Jerry C. Spellman, an associate of Mr. Granville-Smith).

     Vista assets include leased facilities and equipment and other physical property currently used in conjunction with its travel business. Such use will be continued and Vista will continue to be operated by its current management, unless it fails to meet at least 65% of its operating projections.

     Copies of the reorganization agreement, the agreement with Ms. Tippery, the employment agreements with Vista employees and in one case, with a third party consultant, and the related schedules and exhibits are filed as exhibits to this current report (see "Item 7(c), exhibit Index"). See Item 5 for a more complete description of Vista business

Item 5.           Other Events.

Material Information Concerning Vista

Business

General

     Vista Vacations International, Inc., a Florida corporation was organized in November of 1998 by Ms. Teri E. Nadler, its current president, and a group of her former co-workers, who in the aggregate, have more than one hundred years of professional travel experience. Vista's management developed its strategic plan based on the following observations:

* Decreasing airline commissions were causing traditional brick and mortar travel agents to reevaluate their competitive prospects and to seek ways to stay in business while reducing or eliminating traditional overhead;

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*        Increasingly available  communications  technology and the evolution of the Internet were making home based businesses increasingly competitive with traditional office based enterprises;

* The incidental benefits of the travel industry (e.g., the opportunity to travel and lodge at interesting locations at discount prices) made it attractive to people who valued quality of life as well as economic opportunities;

* Travel companies had developed specializing in making travel industry benefits available to large groups of independent contractors ("host companies" and "member-agents," respectively), but without the training and support to make their business operations economically viable or of real service to the consuming public.

*        There was a  substantial  niche for a host company  that would  provide independent  contractors  with travel  industry  benefits  and with the educational and travel package support necessary to make them competitive with traditional travel agencies.

         Based on such observations, Ms. Nadler and her associates organized Vista as an education oriented travel industry host company with a wide variety of quality travel options including cruise vacations, vacation packages, auto rentals, hotels and incentive travel programs from multiple travel providers at competitive prices., providing its independent contractor member-agents with the option of working from home without compromising on the quality of their product inventory, services or training. However, it also intends to expand through acquisition of existing travel agencies and travel service companies giving it multiple travel service and travel product delivery outlets.

         Vista agents are required to participate in Vista's ongoing training programs and to attain proficiency in all phases of the travel industry. Vista's exclusive Seminar at Sea program provides member-agents with professional travel training classes, including travel industry product knowledge, winning sales techniques and the industry's most respected educational tool, the Cruise Line International Association ["CLIA"] accreditation masters program (which provides specialized expertise in the cruise segment of the travel industry). Upon completion, member-agents earn accreditation that grants them the opportunity of sailing on most cruise lines for only $35.00 dollars a day. More importantly, they acquire in-depth knowledge about alternative products from multiple travel providers permitting them to compete successfully with traditional brick and mortar travel agencies that have neither the staff nor financial resources to maintain internal sales departments trained to work with specific travel providers. Because its highly trained member-agents become more effective consumer service providers, leading cruise lines, tour operators, hotels and auto rentals grant Vista preferred pricing and inventory options.

         As a result of its association with the Registrant, Vista expects to negotiate with the Registrant's other subsidiaries for development of technology applications to facilitate and enhance the selling process for Vista's's home based independent sales agents. Vista has already entered into an agreement with Wriwebs.com, Inc. ("WRI") to update Vista's website with cutting edge, interactive technologies that will provide Vista member-agents, with the ability to search and purchase over $40 million of secured travel inventory, including


                                        5

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discounted cruises, tours and packages, hotels, and car rentals, on a 24 hours a day, 7 days a week basis. The application, expected to be designated as "The Cruise Navigation System" is scheduled for introduction by April 30, 2000. The
website  will  also  provide   sight   training   tutorials  for  Vista  agents,
concentrating  on  travel  product  knowledge,  sales  techniques,   world  wide
geography and proprietary operations. Each of the applications developed by WRI for Vista will use web-based technologies that restrict access to Vista approved member-agents and their clients. Vista is also exploring licensing access to portions of its website and other Vista related opportunities to third parties.

         Vista currently has approximately 400 independent home-based agents located nationwide who serve as its principal marketing source. The member-agents not only service their local markets but are encouraged to recruit other member-agents and are compensated for doing so. Vista is currently engaged in a national marketing campaign designed to increase public awareness of its services, through newspapers, magazines, radio and infomercials. Vista intends to follow up the national marketing campaign with a similar one on an international basis. Vista will also market its services over the Internet using the website being developed by WRI, which:

* Can be accessed from replicated websites of its independent home based member-agents; and

*    Directs visitors to Vista's website to member-agents within their zip code.

         Currently, Vista does not have any material portion of its assets, operations or customers located outside of the United States. Substantially all of Vista's revenues are from customers based within the United States, where all of Vista's services are provided.

Industry Overview

         Domestic travel and tourism spending by United States travelers was an estimated $408 billion in 1997 and is forecasted to increase at a compound annual growth rate of 6.7% through the year 2000. The market for specialized distributors of leisure travel services is highly fragmented. Many of these specialized distributors are small and generally have made little investment in technology to improve their selling effectiveness, efficiencies and access to information. Furthermore, most of these companies lack the volume and financial security necessary to obtain preferential pricing and inventory from travel providers or to create effective national marketing campaigns. For Vista's purposes, the travel and tourism industry is divided into the following segments:

Cruise Industry:    The number of North American  cruise  passengers is expected to  increase  from 5.1 million in 1997 to 7.0 million by the
                    year  2000,  an  11.5%  compound   annual  growth  rate.  In
                    addition, industry analysts forecast a 10.3% compound annual growth rate in capacity  over the same period,  with a total of 40 new  vessels,  contracted  or  planned,  adding  a net supply of  approximately  40,000 berths.  The character of a cruise varies significantly among the different cruise lines and cruise  ships.  In addition,  a cruise  vacation,  which consists  of  lodging,  entertainment,  dining  and  travel,
                    typically   represents  a  large  portion  of  a  traveler's
                    vacation   budget.   As  a  result,   cruise  sales  require
                    significant  marketing  time and effort in  comparison  with sales of other travel products.  Cruise lines  traditionally have relied  primarily on third party  distributors  to sell virtually all of their berth capacity.  It is estimated that only  6% of  cruise  vacations  are  sold  directly  by  the internal sales departments of the cruise lines. While travel agents  remain an  important  channel  of  distribution  for cruise lines, specialized cruise vacation distributors (like
                    Vista) have  become an  increasingly  significant  source of
                    capacity   utilization   and,    accordingly,    are   given
                    preferential pricing, cooperative advertising dollars and access to preferred berth inventory and locations.


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Lodging Industry:   Average  daily  room  rates  in the  United  States  lodging industry increased 6.2% to $75.16 in 1997 from $70.81 in 1996. Average daily room nights sold increased 2.3% to 2.3 million in 1997 from 2.2 million in 1996. Average daily rates and average daily rooms sold are expected to increase 5.3% and 2.2%, respectively, in 1998.

Vacation and Tour
Packages Industry:  Sales of vacation and tour  packages  was  estimated to be a
                    $20 billion market in 1997. In 1997, 104.2 million United States adults traveled with other family members, an increase of 11% over the prior year. The market is expected to grow at 6% a year for the next several years. Vacation packages include a combination of two or more travel services (e.g., hotel accommodations, ground transportation, air transportation, cruises) that are offered at a package price. Many vacation packages offer a choice of components and options, thereby enabling the customer to customize the package.

Incentive Travel
Programs Industry:  The  travel  incentive  industry  is  estimated  to  be a $6 billion market. Travel promotion agencies range from sophisticated companies offering a broad range of service to boutique shops, specializing in one or few specific types of promotions. The industry is fragmented, with over 1000 travel promotion companies; however less than 100 companies are believed to have sales in excess of $1 million.

Strategic Plans

         Operating Strategy

         Vista seeks to provide comprehensive, quality leisure travel products and services, while improving efficiencies in its operations. Vista is a specialist in several leisure travel products and services. By leveraging this specialized knowledge, Vista provides a higher level of expertise and information for a broader array of travel products and services than may be

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available through  traditional  distribution  channels.  Vista continues to make significant investments in development of technology that will improve and enhance the ability of its independent home-base travel agents to convert travel inquiries into sales and make the selling and service processes more efficient. WRI's technology applications which are being developed for Vista are Internet web-based. The specifications for Vista's technology applications are designed by subject matter experts who are best able to identify the necessary tools.

         Vista's management believes that:

* Its strategic relationships with travel providers are integral to its success. Vista has negotiated with many travel providers for pricing that is often lower than published fares and for preferred access to capacity. Vista has also initiated discussions with cruise industry travel providers regarding access to direct electronic interfaces to the cruise lines reservation systems. These strategic relationships enable Vista to access multiple providers within each travel segment and to offer value and service that is generally better than would be available to travelers through travel agents.

* Utilizing multiple distribution channels provides it with additional sales opportunities, decreases its reliance on any one channel and differentiates it from competitors who offer their products through a single channel.

* Maintaining high levels of customer service is essential to its ability to generate significant repeat business. In addition to Vista's competitive prices, customer service is an important differentiating factor for leisure travelers who are making a significant investment in a vacation; for travel agents who seek to make reliable, quality travel arrangements quickly, efficiently and without complicated processes; for independent hotels seeking to market their products efficiently through global distribution systems; and, for corporations that require innovative, turn-key travel products, either for use by their personnel or as marketing incentives.

         Comprehensive Brand Strategy

         During 1998 Vista's management reviewed various strategies in connection with brand recognition and marketing of its services. In the first half of 1998, Vista began implementation of a comprehensive brand and marketing plan that called for development of a new, identifiable national brand name to be used initially in marketing cruises to consumers, while continuing to use existing product provider brands with strong identity and loyal customer following in other segments. Vista is currently revisiting its brand strategy at the Registrant's request and is considering revising its name to develop a closer identification with the Registrant. As currently contemplated, such strategy would involve continued use of the "Vista Vacations" name concurrently with a new "AmeriNet" oriented name, and, based on market response, phasing one out over a period of time. Vista seeks to develop a nationally recognized and respected consumer brand, initially in the cruise segment and to aggressively market its brands, through traditional marketing and sales initiatives, as well as through opportunities that may arise in other business of Vista, such as collateral materials that may also be utilized to promote Vista's other brands.

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         Growth Strategy

         Vista has a multi  pronged  approach to  expansion  of its  operations:
growth through expansion of its network of independent member-agents by providing them with economic incentives to recruit new member-agents; growth through acquisition of existing travel agencies (which can either convert to home based operations or remain as office based facilities); and, through recruitment of personnel from existing travel agencies who are dissatisfied with their existing arrangements, either because of an absence of training, inadequate products or support, or, a desire to work at home. To date, Vista has concentrated on the first element of its growth strategy but expects significant growth from the other two elements within the next two fiscal years.

         Investment in Technology

         Vista plans to capitalize on the Internet as a major distribution channel for its products and services. According to Forrester Research, the on-line travel market is the second largest by dollar volume and the fastest growing area of Internet commerce. The Internet represents a substantial opportunity as a very important distribution channel for leisure travel in the future. Vista promotes itself and the vista-vacation.com website through advertising and promotional alliances on the Internet. Many of Vista's independent home based travel agents will be operating their own replica sights of Vista through our specialized website program. Vista has assigned personnel also operating from their homes to handle its Internet sales leads and inquiries, supervised by office based management personnel with significant experience in e-commerce and Internet marketing. Vista, with the assistance of other AmeriNet subsidiaries, is developing state-of-the-art information and on-line reservations e-commerce website technology for use by Vista's independent home based member-agents and their clients. In addition, Vista may in the future consider pursuing licensing or other opportunities with respect to the use of its technology by third parties. Vista has contracted with WRI, a subsidiary of AmeriNet, to expend at least $360,000 on development and operation of a cutting edge on-line reservations system over the next three years. Vista's "Cruise Navigator" and online reservation systems are expected to permit Vista to increase its productivity and net revenue per transaction by: (i) allowing Vista agents to process reservations on-line in a more efficient fashion than the current manually-intensive processes employed; (ii) enabling Vista agents to offer their customers more comprehensive product information and automated access to special pricing and inventory opportunities; (iii) providing Vista agents additional up-selling (upgrading) capabilities; (iv) allowing Vista agents real time access to customer information; (v) capitalizing on revenue management opportunities; (vi) using the Internet to provide information and book reservations; (vii) enabling consolidation of cruise back-office functions, including reconciliation, accounting, documents management and financial reporting; and (viii) new agent enrollment.

         Economies of Scale and Best Practices

         Vista's management believes that it can achieve significant economies of scale and that its sales volumes and relationships with travel providers will enable it to obtain preferential pricing and preferred access to travel provider inventories. Vista's management believes that its member-agents and consumers will benefit from Vista's increasing purchasing power in important expense areas, and from the reduction in total operating expenses anticipated as it

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implements  improved  technology   consolidating   duplicative  back-office  and
administrative functions. Beginning in the second quarter of 2000, Vista expects to realize these economies by selecting best practices, including marketing techniques, revenue management processes, operations and call center management
strategies  and  cost   efficiencies,   that  can  be  implemented  to  generate
incremental revenue and enhance profitability. The implementation of Vista's information technologies is expected to further enhance Vista's performance by allowing the most qualified sales agents to handle each customer lead and to reduce the amount of time required to train new sales agents and process and close sales transactions.

         Expansion Through Acquisitions

         In the second half of 2000, Vista will seek to acquire operating travel companies in order to gain market share, add new areas of expertise, access new geographic markets and enter complementary business lines. In the future, Vista expects to focus on acquisitions that are larger in size or offer significant strategic opportunities. Vista seeks acquisition candidates that have long-standing reputations and demonstrated growth and profitability. As of the date of this Report Vista is not a party to a binding agreement regarding any acquisition.

Products and Services

         Vista currently provides its products and services throughout the United States through use of toll-free telephone numbers, home-based member-agents, and the Internet. Product information and customer communication capacity via email is provided through Vista's website, www.vista-vacations.com. Typically, potential independent member-agents and customers call Vista, often in response to a referral or in response to information seen on the Internet. Vista's sales personnel assist potential independent member-agents or consumers who wish to be independent member-agents in understanding the mission and goals of Vista. Once enrolled, in-house reservations specialist assist member-agents in selecting appropriate travel arrangements for themselves and their clients and in making the required reservations. All reservations are made by in-house reservations specialists as Vista member-agents are asked not to call vendors directly in order to preserve quality control.

         Cruises

         Vista seeks to become one of the largest distributors of cruises in the world, selling cruises on all major cruise lines. Typically, berths are booked on behalf of customers at specified discounts from the published cruise line prices. In addition, Vista is permitted to reserve more desirable berths on a number of cruises, which gives Vista an "exclusive" right to sell these berths for a period of time. If Vista does not sell these reserved berths, they are returned to the cruise lines at a specified time, generally 90 to 150 days prior to sailing, at no cost to Vista. Vista also advises large groups, such as affinity groups, corporate groups and business seminars, in selecting appropriate cruises and sells Alaskan land tour packages directly to travelers and to travel agents.

         Vista assists its independent home based member-agents in selecting cruises that best fit their clients' particular needs and desires. This requires Vista's sales personnel to have extensive knowledge about the various cruise lines and the differences in their ships and the cruises offered. Vista's sales personnel undergo extensive in-house training and participate in frequent seminars conducted by cruise lines. Sales personnel endeavor to develop relationships with the independent home-based member-agents and their customers in order to encourage repeat and referral business. In addition to reserving berths on cruises, reservation agents can provide member-agents' customers with information about the activities, shopping, sightseeing and restaurants available at the various ports at which cruises stop and can make reservations (where available) for such activities. Vista also provides its independent member-agents with travel industry as well as inter and intra company information on its website, with periodic mailings of information, weekly blast-faxes disclosing cruise line and industry specials, reviews of various cruises and ships, advice regarding planning for specific cruises and assistance in preparing necessary travel documents. Through Vista's new cruise reservation technology, detailed information about ships, itineraries, destinations and other data will be available to sales personnel at their desktops.

         Lodging, Vacations And Tour Packages

         Vista is developing a program that will provide electronic reservation services to over 2,500 independent and chain hotels located in 59 countries worldwide. Vista's lodging service revenues are generally commission based and, therefore, largely depend on the volume of reservations processed on behalf of its hotel customers. Vista also plans to publish a hotel directory featuring over 5,000 participating hotels worldwide which Vista's independent member-agents can use as a guide to obtain special rates, access to block spaces and other benefits. Vista sells vacation packages and all-inclusive vacations world wide.. Vista is in the process of completing exclusive agreements with chosen tour operators that will allow them to become exclusive Vista travel partners. Vista is also in the process of creating an incentive travel department that will provide incentive travel promotion services primarily to corporations.

Technology

         Information Technology

         Vista has adopted an information technology strategy focused on delivering value to Vista's independent home-based sales agents and travel providers, while enabling efficient and effective back office processes and providing necessary management information. The core of Vista's evolving information technology strategy is the Cruise Navigator system, Vista's on-line cruise reservation system being developed with the assistance of WRI. The series of applications that comprise the system and their supporting infrastructure are expected to include: (i) web-based applications that take advantage of client/server processing structures; (ii) a multi-tier architecture for easy changes, enhancements and maximum reuse potential; (iii) Microsoft standard development tools, including XML-based message exchange architectures; (iv) the Microsoft Windows NT operating system for the applications environment; and (v) an SQL server relational database management system operating in the Windows NT environment.

         The Cruise Navigator technology is expected to increase productivity and net revenue per transaction by: (i) allowing Vista's independent member-agents to process reservations on-line in a fashion more efficient than the current manually-intensive processes; (ii) enabling Vista independent member-agents to offer customers more comprehensive product information and automated access to special pricing and inventory opportunities; (iii) providing Vista agents additional up-selling capabilities; (iv) allowing Vista agents real time access to customer information via an on-line database facility; (v) capitalizing on revenue management opportunities; (vi) using the Internet to provide information and book reservations; and (vii) enabling consolidation of cruise back office functions, including reconciliation, accounting, documents management and financial reporting.

         Among Vista's technological goals is development of the most comprehensive collection of customer information in the leisure travel industry. Access to such information would enable Vista to develop a more accurate customer relationship model, permitting it to refine its direct mail, advertising and other marketing activities. Consequently, Vista's technology will include a comprehensive customer information database comprised of extensive customer data such as profiles, preferences, travel history, memberships, passport information, and future travel desires. The customer information database is expected to be a common repository, shared across all Vista's applications permitting Vista personnel to become instantly familiar with customers' buying patterns across travel segments.

         Internet Distribution Channel

         Vista plans to capitalize on the Internet as a major distribution channel for its products and services. On-line travel accounted for approximately one percent of the $101 billion in travel products sold by travel agents and specialized distributors in 1997, with 84% of on-line travel transactions being airline tickets. With over 43 million United States households owning a personal computer and with over 22 million households on-line in 1998, the new digital economy is growing at double the rate of the overall economy. According to Forrester Research, the on-line travel market is the second largest by dollar volume and the fastest growing area of Internet commerce. Vista's management believes that while the Internet will never surpass knowledgeable travel specialists as the primary mode of selling travel products, the Internet represents a very important distribution channel for leisure travel in the future.

         Vista currently markets on the Internet in several ways. The website, www.vista- vacation.com was launched in 2000 and provides information on vacation products, and particularly in-depth information on cruises, offered by Vista. For example, the cruise section of the site includes pages on hot deals, cruise quotes, ships, cruise lines and cruise reviews. There is also a feature to request cruise information and quotes on-line. The air section features an airfare request capability. The toll free phone numbers for Vista's products are promoted on each page. In addition, Vista promotes itself and the www.vista-vacation.com website through advertising and promotional alliances on the Internet and promotes its website in its other advertising media. Vista has dedicated in-house agents to handle Internet sales leads and inquiries, as well as management personnel who have significant experience in the areas of e-commerce and Internet marketing.

Sales and Marketing

     Vista utilizes a multi-faceted marketing and sales approach depending on the particular travel products and services being promoted and depending on the type of customer being targeted. An essential element of Vista's marketing strategy is developing a nationally recognized consumer brand, initially for cruises. In addition, Vista intends to develop other national brands to consumers, travel agents and independent hotels, respectively.

     Vista markets cruises to consumers through its independent member-agents who engage in marketing programs based on their own unique talents and marketing theories. Vista is currently implementing an aggressive marketing campaign that will include newspapers, radio, direct mail television commercials and infomercials each of which contain extensive product offerings and special travel offers. The marketing program highlights the advantage of becoming an independent member-agents with access to Vista's toll-free numbers and website as instruments for closing travel sale transactions. Vista is also in the process of finalizing its "Adventure Club", a new division of Vista designed to appeal to multi-level marketing companies seeking to increase benefit programs to their distributors.

     Vista operates in-house reservation centers to respond to calls generated by its marketing programs. Vista also has a network of over 400 home-based independent contractor member-agents who actively market and sell cruises in their local areas. Direct mail campaigns include brochure and vacation directory mailings to existing and new customers. Point of purchase sales promotions are being developed, including tie-ins with other retailers such as fast food chains and supermarkets.

         Travel Provider Relationships

     Because of Vista's reputation, historical relationships, expertise, and substantial volume of business conducted with the travel providers, it receives preferential pricing from certain travel providers, which frequently enables Vista to offer prices lower than those generally available to travelers and travel agents. Vista's agreements with travel providers are generally short-term agreements cancelable on relatively short notice and, therefore, travel providers can, and often do, modify the terms of contracts as industry conditions change, including terms relating to commissions, access to inventory and pricing. Such agreements generally permit Vista to sell the travel products at either preferred prices or with preferred commission structures. However, such contracts generally do not create commitments by the travel providers for fixed capacity or inventory. Other distributors, including Vista's competitors, may have similar arrangements with travel providers, some of which may provide better availability or more competitive pricing than that offered by Vista. Vista also works with a consortium, Vacation.com, that holds contracts and overrides with specific vendors that Vista is not currently able to obtain on its own. As its revenue grows with particular participants, Vista expects that it will be able to obtain such benefits directly.

         Competition

     The travel service industry is extremely competitive and has traditionally had low barriers to entry. Vista competes with other distributors of travel services, travel providers, travel agents, tour operators, group travel sponsors, Internet companies, and global distribution system providers, some of which have greater experience, brand name recognition and/or financial resources than Vista. Vista competes for customers based upon service, price, specialized in-depth knowledge and, with respect to sales to travel agents, attractive commission structures. Travel providers may decide to compete more directly with Vista and restrict the availability and/or preferential pricing of their capacity. In addition, other distributors may have relationships with certain travel providers, providing better availability or more competitive pricing than that offered by Vista. Furthermore, some travel agents and group travel sponsors have a strong presence in their geographic area, which may make it difficult for Vista to attract customers in those areas.

         Employees

         As of March 14, 2000, Vista had 6 full-time in-house employees and 417 independent member-agents nationwide. Vista's management believes that its relations with its employees and independent member-agent contractors are good but that it will have to continually expand its employee and independent contractor base to meet the demands of its projected growth. Management believes that required full and part time personnel can be recruited from within it group of member agents and through its proposed acquisition strategy, on acceptable terms.

         No employees are represented by any labor unions but all of the employees are parties to one year employment agreements, providing for automatic renewals unless cancelled within a reasonable time prior to expiration of the then current term.

         Properties

         Vista's principal place of business is located at 5653 Northwest 29th Street; Margate, Florida 33063. This is in a office park type setting where the other tenants are professional or traditional office based businesses. The space occupied is approximately 1,150 square feet of office space. Vista has a two year lease which began on January 1, 1999 and ends on December 31, 2000. There are several short term options which allow it to extend the term of the lease. Visa pays approximately $11.50 per square foot and pays a pro-rata share of real estate taxes and maintenance costs. There are no present plans for any renovation, improvement, or development of the property. The leased property is in the opinion of Vista's management adequately covered by insurance.

         Vista believes that its current premises will not be adequate for its anticipated requirements and it is discussing consolidation of facilities with other AmeriNet subsidiaries, either in a building that AmeriNet may seek to purchase or through a lease for new premises providing adequate room for expansion.

         Legal Proceedings

         Vista is not aware of any legal claims or actions arising in the ordinary course of business. Therefore, Vista does not believe that there are not any actions to be concerned about that would have a material adverse effect on its business or financial condition and results of operations.

 Risk Factors

         Qualification of Forward-looking Statements

         The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding Vista's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to Vista on the date hereof, and Vista assumes no obligation to update any such forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, experience and the performance or achievements of Vista to be materially different from those anticipated, expressed or implied by the forward-looking statements. In evaluating Vista's business, the following factors, in addition to the Risk Factors set forth below and other information set forth herein, should be carefully considered: successful deployment and integration of systems; factors affecting internal growth and management of growth; Vista's ability to implement its technology strategy; success of marketing, integration and operational initiatives, including Internet marketing initiatives; dependence on technology; labor and technology costs; cost and availability of advertising and promotional efforts; success of the acquisition strategy and availability of acquisition financing; success in entering new segments of the travel market and new geographic areas; dependence on travel providers; risks associated with the travel industry generally; seasonality and quarterly fluctuations; competition; and general economic conditions. In addition, Vista's operating strategy and growth strategy involve a number of risks and challenges, and there can be no assurance that these risks and other factors will not have a material adverse effect on Vista.

         Limited Operating History; Risks of Integration.

         Vista was founded in November of 1998 but conducted no operations and generated no revenues prior until February of 1999. There can be no assurance that Vista will be able to succeed on a profitable basis. Vista's executive management team was assembled at its inception and there can be no assurance that the management team will be able to effectively implement Vista's internal growth strategy, operating strategy or technology strategy.. The financial statements cover certain start up periods and therefore, may not be indicative of Vista's future financial or operating results. The inability of Vista to expand aggressively would have a material adverse effect on Vista's business, financial condition, and results of operations.

         While Vista's management believes that there are substantial opportunities to cross-market and integrate all phases of the travel industry through independent home-based independent agents, there can be no assurance that Vista's goal of becoming a leading specialized distributor of leisure travel services will be successful, or that Vista's independent member-agents and their clients and or travel providers will accept Vista as a distributor of a variety of specialized travel services.

         Management of Growth; Factors Affecting Internal Growth.

         Vista expects to grow internally, through increase in independent home-based travel agents, multilevel distributors and acquisitions of existing travel agencies that are looking for a responsible, reliable and profitable host company to put their business through. Vista expects to spend significant time and effort exploring this endeavor. There can be no assurance that Vista's systems, procedures or controls will be adequate to support Vista's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by Vista. To the extent that Vista is unable to manage its growth efficiently and effectively, or is unable to attract and retain qualified management, Vista's business, financial condition and results of operations could be materially adversely affected. While Vista has experienced revenue and earnings growth over the past year, there can be no assurance that Vista will continue to experience internal growth comparable to these levels, if at all. Factors affecting the ability of Vista to continue to experience internal growth include, but are not limited to, the ability to expand the travel services offered, the continued relationships with certain travel providers and their independent home-based travel agents, the public's acceptance of and response to Vista's national brand names, the ability to recruit and retain qualified sales personnel and continued access to capital.

         Dependence on Travel Providers.

         Vista is dependent upon travel providers for access to their capacity. Vista receives from certain travel providers pricing and capacity that is preferential to published fares which enables Vista to offer consistently competitive products and services. Other distributors may have similar arrangements with travel providers, some of which may provide better availability or more competitive pricing than that offered by Vista. Vista anticipates that a significant portion of Vista's revenues will continue to be derived from the sale of capacity for relatively few travel providers.

         Vista's agreements with its travel providers can generally be cancelled or modified by the travel provider upon relatively short notice. The loss of a contract, changes in Vista's pricing agreements, commission schedules, or cooperative marketing arrangements or more restricted access to travel providers' capacity could have a material adverse effect on Vista's business, financial condition and results of operations. In addition, the lodging and cruise industries have experienced a period of consolidation. Continued consolidation could reduce Vista's ability to increase its secured inventory which could, in turn, have a material adverse effect on Vista's financial condition and results of operations.

         Deployment of New Technology.

         Vista is in the process of, and expects that it will continue over the coming years, to replace many of its existing hardware and software systems (e.g., its new "Cruise Navigator" architecture). There can be no assurance that these new systems will be successfully completed, installed according to the expected time frame or within the anticipated budget, implemented without any disruption to Vista's business or result in the intended operational benefits and cost efficiencies.

         Risks Related to Vista's Acquisition Strategy.

         Acquisitions involve a number of special risks, including possible adverse effects on Vista's operating results, diversion of management's attention, failure to retain key personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on Vista's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could also have an adverse effect on the reputation of Vista. Further, there can be no assurance that businesses acquired will achieve anticipated revenues and earnings. In addition, to the extent that Vista intends to increase its revenues, expand the markets it serves and increase its service offerings through the acquisition of additional companies, there can be no assurance that Vista will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into Vista without substantial costs, delays or other operational or financial problems. Increased competition for acquisition candidates may also develop, in which event there may be fewer acquisition opportunities available to Vista, as well as higher acquisition prices. Vista may also seek international acquisitions that may be subject to additional risks associated with doing business in foreign countries. Vista continually reviews various strategic acquisition opportunities and has held discussions with a limited number of such acquisition candidates. As of the date of this Report, Vista is not party to a binding agreement with respect to any acquisition.

         Risks Related to Acquisition Financing and Possible Need for Additional Capital.

         Vista plans to finance future acquisitions by using shares of the Registrant's common stock ("AmeriNet Stock") for all of the consideration to be paid. In some cases, however, it is probable that Vista would be required to make cash investments in the acquired businesses, as AmeriNet is making in Vista. Vista would be charged against earnings for any AmeriNet Stock used to effect acquisitions, consequently, it must take care to assure that the benefits of the acquisitions exceed the cost of the AmeriNet Stock used as consideration and the cash investment required, if any. In the event that the AmeriNet Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept AmeriNet Stock as consideration for the sale of their businesses, Vista may be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If Vista has insufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that AmeriNet will make required capital available or that other financing will be available on terms Vista deems acceptable. If Vista is unable to obtain financing sufficient for all of its desired acquisitions, it may be unable to fully carry out its acquisition strategy. In addition, to maintain historical levels of growth, Vista may need to seek additional funding. Adequate funds for these purposes may not be available when needed or may not be available on terms acceptable to Vista. If funding is insufficient, Vista may be required to delay, reduce the scope of or eliminate some or all of its expansion programs.

         Dependence Upon Technology.

         Vista's business is currently dependent upon its website www.vista-vaction.com and its on- line reservation system beginning with "Cruise Navigator" to facilitate, access information and manage a high volume of secured inventory.. Any failure of this technology would have a material adverse effect on Vista's business, financial condition and results of operations. Because technological change has been extremely dynamic, technological obsolescence has become an increasingly important decision when making capital expenditures. No assurances can be provided that the state of the arts systems being developed for Vista will remain state of the art for a period sufficient to justify their development.

         Risks Associated with the Travel Industry; General Economic Conditions.

         Vista's results of operations are dependent upon factors generally affecting the travel industry. Vista's revenues and earnings are especially sensitive to events that affect domestic and international air travel, cruise travel, auto rentals and hotel room nights. A number of factors could result in an overall decline in demand for travel, including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the United States dollar, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment in the United States These types of events could have a material adverse effect on Vista's business, financial condition and results of operations.

         Seasonality and Quarterly Fluctuations.

         The domestic and international leisure travel industry is seasonal. Vista's results have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry, especially the leisure travel segment. Seasonality depends on the particular leisure travel product or service sold. Vista expects seasonality to continue in the future. Vista's quarterly results of operations may also be subject to fluctuations as a result of changes in the mix of services offered by Vista as a result of acquisitions, internal growth rates among various travel segments, fare wars by travel providers, changes in relationships with certain travel providers, the timing of the payment of overrides by travel providers, extreme weather conditions or other factors affecting travel and the timing and cost of acquisitions. Unexpected bankruptcy of tour operators or travel companies coupled with variations in quarterly results could also adversely affect the price of the AmeriNet Stock, which in turn could limit the ability of Vista to make acquisitions.

         Substantial Amount of Goodwill.

         Because the acquisition of Vista dis not qualify for pooling of interest accounting treatment, it is expected to result in a substantial amount of good will, which has to be written off against future income, making operating results appear less positive (or more negative) than they actually were, from a cash flow perspective. Such results and could have a material and adverse impact upon the market price of the AmeriNet Stock.

         Substantial Competition.

         The travel service industry is extremely competitive and traditionally has low barriers to entry. Vista competes with other distributors of travel services, travel providers, travel agents, tour operators, Internet companies and central reservation service providers, some of which have greater experience, brand name recognition and/or financial resources than Vista. Travel providers may decide to compete more directly with Vista and restrict the availability and/or preferential pricing of their capacity. In addition, other distributors may have relationships with certain travel providers providing better availability or more competitive pricing than that offered by Vista. Furthermore, some travel agents have a strong presence in their geographic area which may make it difficult for Vista to attract customers or employees in those areas.

         Reliance on Key Personnel.

         Vista's operations are dependent on the efforts and relationships of Teri E. Nadler and Vista's other executive officers. Furthermore, Vista will likely be dependent on the senior management of any businesses acquired in the future. If any of these individuals become unable to continue in their role Vista's business or prospects could be adversely affected. Although Vista has entered into an employment agreement with each of Vista's executive officers, there can be no assurance that such individuals will continue in their present capacity for any particular period of time. Vista does not maintain key man life insurance covering any of its executive officers or other members of senior management.

         Control of Existing Management.

          Pursuant to the terms of the reorganization agreement between Vista and the Registrant, Vista's current management will have the right to elect a majority of the members of its board of directors for the foreseeable future, unless Vista fails to attain at least 65% of its net, pre-tax profit projections. Such requirement may prevent or delay AmeriNet from taking actions to correct problems with Vista's management, and such inability may materially impair Vista's operations.

         Directors and Executive Officers of Registrant

         Ms. Teri E. Nadler and Scott B. Ugell are expected to be elected as members of the Registrant's board of directors at the annual meeting of stockholders currently expected to be held during May of 2000. The following
table  sets  forth  information   concerning  Vista's  directors  and  executive
officers.

Name                    Age            Position

Teri E. Nadler          48             President & chief executive officer
Scott B. Ugell          40             General counsel
Jean Hickman            60             Treasurer and chief financial officer
Alicia Torrealba        38             Secretary

         All officers and directors are parties to employment agreements on a revolving one year basis, which call for them to be elected to their current positions. In addition, pursuant to the terms of the reorganization agreement between Vista and the Registrant, Vista's current management will have the right to elect a majority of the members of its board of directors for the foreseeable future, unless Vista fails to attain at least 65% of its net, pre-tax profit projections

Biographies of Executive Officers and Directors

Scott B. Ugell:     Scott B. Ugell, age 40, has since November 1998, served as a member of Vista's Board of Directors, and also as its general counsel. Mr. Ugell is a practicing attorney, a member of the New York Bar, (since 1986) and a member of the Bar for the United States District Courts for the Southern and Eastern Districts of New York (since 1986). He is a graduate of Syracuse University, Syracuse, New York (B.S.,
                    1982); and Hofstra  University School of Law, (J.D.,  1985).
                    From 1986 to 1988 he served as Deputy Town Attorney in the town of Hempstead, New York. In 1989 he served as General
                    Counsel for Autospa Corporation, a publicly held trading company, headquartered in Great Neck, New York. In 1990 he was the Assistant General Counsel for Pyramid Companies headquartered in Syracuse, New York. From 1989 to 1993 he served as General Counsel for Wavecrest Management, Ltd.
                    headquartered in Whitestone, New York. From 1986 to the present he is a practicing attorney in New City, New York where he handles criminal law, real estate law, corporate law, family law, bankruptcy law, commercial and civil litigation. Since 1991 he has served as the Town Justice for Town of Clarkstown, Rockland County, New York where he handles various criminal, civil and commercial cases. At the Registrant's next monthly board of directors meeting it is anticipated that Mr. Ugell will be elected as a new member of the board of directors.


Teri E. Nadler:     Teri E. Nadler, age 48, has since November 1998, served as a member  of  Vista's  Board  of  Directors,  and  also as its president and chief executive officer.  She is a graduate of
                    Nassau Community College,  Long Island, New York (Associates
                    Degree in Education,  1971);  and attended  Queens  College,
                    Queens,  New York.  From 1981 to 1991 she owned and operated
                    Starship Travel,  headquartered in East Setauket,  New York.
                    Starship was an independent  retail agency which started one of the first "Cruise only"  divisions  within a full service agency. Mrs. Nadler was a founding member of NACOA, National
                    Association  of Cruise  Only  Agents  and served as the vice president  from 1984 to 1990. She was one of the first women to serve on the Cruise Lines  Advisory Board and help create today's  cruise  market.  From  1991 to 1994 she  served  as executive  vice  president of sales and  marketing for South
                    Florida Cruises,  headquartered in Ft. Lauderdale,  Florida.
                    From 1994 to 1995 she served as executive  vice president of sales and operations for 1-800-TAKE  OFF,  headquartered  in
                    Ft.  Lauderdale,  Florida.  From 1995 to 1998 she  served as executive vice president cruise department for Inteletravel,
                    Inc.,  headquartered  in  Boca  Raton  and  Ft.  Lauderdale,
                    Florida   where  she  created  and   developed   the  cruise
                    department. At the Registrant's next monthly board of directors meeting it is anticipated that Mrs. Nadler will be elected as a new member of the board of directors.

Jean Hickman:       Jean Hickman,  age 60, has since  November  1998,  served as executive vice president of operations and finance and Treasurer for the Registrant's subsidiary, Vista. From 1983 to 1985 she served as executive secretary and inside sales support for British Caledonian Airways, headquartered in Dallas, Texas. From 1985 to 1989 she served as assistant manger and senior travel consultant for American Express
                    Travel headquartered in Plano, Texas. From 1989 to 1993 she was the owner of All Around Travel, headquartered in Plano, Texas. From 1993 to 1995 she served as floor manager for 1-800- TAKE OFF, headquartered in Ft. Lauderdale, Florida.
                    From 1995 to 1998 she served as Executive Director of Operations for Inteletravel, Inc., headquartered in Boca
                    Raton and Ft. Lauderdale, Florida where she was in charge of 25 in-house full travel sales personnel and developed and implemented all procedures and operations functions.

Alicia Torrealba:   Alicia Torrealba, age 38, has since November 1998, served as vice president of Vista's  training  program,  and secretary for the Registrant's  subsidiary,  Vista.  From 1984 to 1992 she  served as Group and Tour  representative  for  American
                    Express Travel,  headquartered  in Caracas  Venezuela.  From
                    1993  to  1994  she  served  as  travel   agent  for  Travel
                    Impressions,  Inc., headquartered in Farmingdale,  New York.
                    From 1994to 1995 she served as cruise and travel agent for 1-800-TAKE OFF, headquartered in Ft. Lauderdale, Florida.
                    From  1995 to 1996  she  served  as tour  director  for Nice
                    Florida Tours, headquartered in Ft. Lauderdale, Florida.

Relationships Among Officers and Directors

         Teri E. Nadler and Scott B. Ugell are brother and sister. No other relationships are known to exist among Vista officers and directors, or between any Vista officer or directors and any officers or directors of the Registrant.

Executive Compensation

         The  following  table sets  forth the  aggregate  compensation  paid to
Vista's Chief Executive Officer and four of Vista's other most highly compensated executive officers whose total annualized salary and bonus was $100,000 or more (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers") with respect to the years ended December 31, 1997 and 1998:

Summary Compensation Table

         The following compensation was received from Vista during calendar year 1999.

                  Annual Compensation                         Awards                             Payouts
                                                     Securities
Name and                   Other    Restricted       Underlying        Long Term        All
Principal                  Annual   Stock            Options & Stock   Incentive                 Other
Position Year     Salary   Bonus    Compensation     Awards            Appreciation RighPayouts  Compensation
-------- ----     ------   -----    ------------     ------            ------------------------  ------------
1.       1999     (1)      (1)      765 shares       *                 *                *        *
(2)      1999     *        *        400 shares                         *                *        $8,000 (2)
(3)      1999     (3)      *        180 shares       *                 *                *        *
(4)      1999     (4)      *        60 shares        *                 *                *        *
------


(1) Teri E. Nadler, president and chief executive officer. Ms. Nadler was paid $29,368.32 in salary during calendar year 1999, and also received substantial loans which were paid back at closing on the reorganization agreement with AmeriNet.

(2) Scott B. Ugell, general counsel. Mr. Ugell received an $8,000 fee in conjunction with the organization of Vista.

(3) Jean Hickman, treasurer. Ms. Hickman was paid $21,201.66 in salary during calendar year 1999, and also received substantial loans which were paid back at closing on the reorganization agreement with AmeriNet.

(4) Alicia Torrealba, secretary. Ms. Torrealba was paid $10,917.26 in salary during calendar year 1999, and also received substantial loans which were paid back at closing on the reorganization agreement with AmeriNet.

*        None.

Executive Compensation; Employment Agreements; Covenants-not-to-compete

         All of Vista's officers have employment agreements with Vista. Each of the agreements provides that the employee will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the President of Vista. They also contain non competition, non-circumvention and confidentiality covenants during the term of the agreement, all renewals thereof and for a period of two years after its termination.

Teri E. Nadler:     Ms. Nadler's  employment  agreement expires on June 30, 2001 but is automatically renewed unless specifically canceled by
                    Vista or Ms. Nadler. Ms. Nadler has an annual base salary of
                    $75,000,  plus  an  annual  bonus  in a sum  equal  to 5% of
                    Vista's pre-tax,  net profits.  Ms. Nadler is entitled to an aggregate of up to $12,000 per year in benefits comprised of car allowance,  health  insurance and disability  insurance.
                    Unless specifically otherwise authorized by Vista's board of directors,  on a  case  by  case  basis,  devote  all of her business  time  exclusively  to the affairs of Vista.  Vista will defend, indemnify and hold Ms. Nadler harmless from all
                    liabilities,   suits,   judgments,   fines,   penalties   or
                    disabilities,   including  expenses   associated   directly,
                    therewith  (e.g.,  legal fees,  court  costs,  investigative costs,  witness fees,  etc.)  resulting  from any reasonable actions  taken by Ms.  Nadler  in good  faith on  behalf  of
                    Vista,  its  affiliates  or for other persons or entities at the  request  of the board of  directors  of  Vista,  to the
                    fullest  extent  legally   permitted,   and  in  conjunction
                    therewith,  will assure that all required  expenditures  are made in a manner  making it  unnecessary  for Ms.  Nadler to incur any out of pocket expenses;  provided,  however,  that
                    Ms.  Nadler  permits the majority  stockholders  of Vista to select and supervise all personnel  involved in such defense and that Ms.  Nadler waive any  conflicts  of interest  that such  personnel  may have as a result  of also  representing
                    Vista,  its  stockholders  or other  personnel and agrees to
                    hold  them   harmless  from  any  matters   involving   such
                    representation, except such as involve fraud or bad faith.

Scott B. Ugell:     Mr. Ugell's agreement is materially  similar to Ms. Nadler's except that he does not receive any benefits, is permitted to engage in other business and professional activities dedicating only such time as is reasonable required for Vista's legal affairs and his compensation is the sum of $1,200 per month.

Jean Hickman:       Ms.  Hickman's   agreement  is  materially  similar  to  Ms.
                    Nadler's except that she receives only $8,000 in benefits per year comprised of car allowance and health insurance and her compensation is the sum of $60,000 per year.

Alicia Torrealba:   Ms.  Hickman's   agreement  is  materially  similar  to  Ms.
                    Nadler's except that she receives only $8,000 in benefits per year comprised of car allowance and health insurance and her compensation is the sum of $40,000 per year.

         In addition to the compensation described, each of the four officers is entitled to incentive stock options, as described below.

Indemnification Agreements

         Vista has entered into employment agreements with each of its executive officers which contain indemnification provisions. The provisions require, among other things, that Vista indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the indemnification provisions offer substantially the same scope of coverage afforded by provisions in Vista's charter and bylaws, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or by AmeriNet as Vista's stockholder, to eliminate the rights it provides.

         Vista has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of Vista in a proceeding by or in the right of Vista to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws

         Vista's articles of incorporation provide that it shall indemnify its officers, directors, advisory directors and employees to the fullest extent permitted by law.

Long-term Incentive Plan

         Pursuant to the terms of the reorganization agreement, AmeriNet has reserved 931,000 shares of AmeriNet Stock for future issuance through incentive stock options (as defined in Section 422 of the Code) granted in the employment agreements, provided, however, that rights to such shares will vest on an annual basis, subject to attainment of the following net, pre-tax profit projections determined in accordance with generally accepting accounting principles, consistently applied ("GAAP"):

(1) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 163,333 shares of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

(2) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 457,333 (including the 163,333 shares vested, if any, on June 30, 2001) of the shares of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

(3) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

(4) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         The 931,000  shares of AmeriNet  Stock have been  allocated as follows:
Teri E. Nadler, 499,800 shares; Scott B. Ugell, 261,600 shares; Jean Hickman, 117,600 shares; Alicia Torrealba, 39,200 shares.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of the AmeriNet Stock received by the former Vista stockholders, as of March 14. 2000, individually and as a group, as well as shares issued to a former creditor of Vista in consideration for extinguishment of all claims against Vista, including a $180,000 loan. All persons listed have sole voting and investment power with respect to their shares, unless otherwise indicated.


Name and Address                                (1)(2)           Percentage
Of Beneficial Owner                             Shares           Owned
-------------------                             ------           -----
Teri E. Nadler                                  112,200          1.05%
6645 NW 48th Manor;
Coral Springs, Florida 33062

Scott Ugell                                      58,674          0.55%
155 N. Main Street;
New City, New York 10956

Jean Hickman                                     26,400          0.24%
3780 SW 19th Street;
Fort Lauderdale, Florida 33312

Alicia Torrealba                                  8,800          0.08%
1985 South Ocean Drive, Apartment 11-A;
Hallendale, Florida 33309

Karyn McKnight                                    2,926          0.02%
10020A Main Street, Suite 177;
Bellevue, Washington 98004

Kenneth & Carol Nelson                           11,000          0.10%
1625 3rd Street South;
Naples, Florida 33942

Nellie Tippery                                   66,667          0.62%
219 E. Wiser Lake Road;
Lyndon, Washington 98264

All former Vista stockholders and
creditors as a group                            286,667          2.66%

------
(1) In addition to the foregoing, the former Vista stockholders have the contingent right to receive up to 219,999 shares of AmeriNet Stock, subject to the following requirements:

         (A) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then Vista's former stockholders will be issued an aggregate of 36,667 of the additional shares;

         (B) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2001 and ending on June 30, 2002, then Vista's former stockholders will be issued an aggregate 102,666 of the additional shares (including the 36,667 that either were or could have been earned as of June 30, 2001);

         (C) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then Vista's former stockholders will be issued all of 219,999 of the additional shares (including the 102,666 that either were or could have been earned as of June 30, 2002); however, all rights to any of the additional shares not earned as of such date will thereupon expire.

         (D) The additional shares will be allocated among the Vista's Stockholder's, pro rata, based on their ownership of Vista's common stock immediately preceding the closing on the reorganization Agreement with AmeriNet.

(2) In addition to the foregoing, 931,000 shares of AmeriNet Stock have been reserved for future issuance through incentive stock options (as defined in Section 422 of the Code) granted in Vista's officers' employment agreements, provided, however, that rights to such shares will vest on an annual basis, subject to attainment of the following net, pre-tax profit projections determined in accordance with GAAP:

         (A) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 163,333 shares of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest;

         (B) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 457,333 (including the 163,333 shares vested, if any, on June 30, 2001) of the shares of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest; and

         (C) If Vista earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet Stock reserved for issuance in the event of exercise of the subject incentive stock options will vest.

         (D) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 will expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet common stock reserved for such purpose will exist thereafter, the reservation therefor terminating on such date.

         (E) The rights to the 931,000 shares of AmeriNet Stock have been allocated among Vista's officers, as follows: Teri E. Nadler, 499,800 shares; Scott B. Ugell, 261,600 shares; Jean Hickman, 117,600 shares; Alicia Torrealba, 39,200 shares.

Certain Relationships and Related Transactions

         Since Vista's inception, it was a party to the following transactions in which:

         *        a director or executive officer of Vista,

         *        a nominee for election as a director,

         * a beneficial owner of ten percent or more of Vista's common stock, or

         *        any member of the immediate family of any of the foregoing;

had or will have a direct or indirect interest, and did not involve: rates or charges determined by competitive bids; services at rates or charges fixed by law or governmental authority; services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture; or, similar services:

                Relationship          Nature of Interest          Amount of
Name            To Vista              In the Transaction          Such Interest
----            --------              ------------------          ------------
Scott A. Ugell  Director              Receipt of legal fees for   $8,000
                and general counsel   organizational work

Resignation of Ms. Penny Adams Field as a Member of the Registrant's Board of Directors

         Ms. Penny Adams Field, a member of the Registrant's board of directors and of its audit committee, submitted a letter of resignation dated March 1, 2000, which was addressed to Michael Harris Jordan, the Registrant's president. The board of directors intends to accept such resignation at its next meeting. Because it did not involve any disputes with the Registrant, Ms. Field's resignation is not reported under Item 6. The following is the text of Ms. Field's resignation letter:

"Dear Michael:

         As we discussed at the first of the year, I cannot continue to participate on the board of Amerinet Group due to the extreme demands that have been placed on me at Cigarette racing Team. I cannot predict when my responsibilities or schedule will lighten and therefore have had to discontinue all outside activity and devote myself to the corporate transition.

         I wish you and all of the board at Amerinet the best and success in all your endeavors."

Item 7.                    Financial Statements and Exhibits.

         List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)      Financial statements of businesses acquired.

         As permitted by subsection (a)(4) of this Item, the Registrant will file the financial statements required by this item by amendment not later than 60 days after the date that this report on Form 8-K is being filed. The Registrant is including a minimal unaudited balance sheet and operating statement provided by Vista as an exhibit to the reorganization agreement as a component of such agreement, filed as an exhibit to this current report.

(b)      Pro forma financial information.

         As permitted by subsection (a)(4) of this Item, the Registrant will file the pro forma financial information required by this item by amendment not later than 60 days after the date that this report on Form 8-K is being filed.

(c)      Exhibits.

Designation         Page
of Exhibit          Number
as Set Forth        or Source of
in Item 601 of      Incorporation
Regulation S-B      By Reference      Description

(2)                                   Plan of acquisition, reorganization,
                                      arrangement, liquidation or
                                      succession:

         .17            32            Reorganization Agreement dated March 12,
                                      2000 between the Registrant and  Vista.

(3)      (i)                          Certificate or Articles of Incorporation:


               .4.vv     139          Current articles of incorporation for
                                      Vista, as amended to date.

         (ii)                         Bylaws:

               .5.vv     145          Current bylaws for Vista, as amended to
                                      date.

(10)                                  Material Contracts

                     * Material agreements to which Vista is a party or by which its is bound:

         .1.vv       172              Commercial  Lease dated  December 9, 1998
                                      between John A. Roschman and Vista for
                                      property located at 5653 NW 29th Street,
                                      Margate: Two year term ending December 31,
                                      2000.
         .2.vv       182              BSFS Equipment Leasing of ICS phone system
         .3.vv       183              Xerox Equipment Lease dated 3/16/99.
         .4.vv       184              Xerox Equipment Lease dated 3/16/99
         .5.vv       185              Xerox Equipment Lease dated 3/16/99
         .6.vv       186              Shareholders   Agreement   and
                                      Irrevocable Proxy for Vista, dated
                                      November  13,  1998.
         .7.vv       200              Amended Shareholders Agreement dated
                                      September  28, 1999.
         .8.vv       202              Letter  agreement  removing security
                                      interest  in Vista shares by Nellie
                                      Tippery, dated January 20, 2000.
         .9.vv       203              Security and Pledge Agreement dated
                                      November 14,  1998.
         .10.vv      207              Shareholders    Agreement   and
                                      Irrevocable Proxy dated January 17, 2000.
         .11.vv      218              Carnival  Cruise Override Commission
                                      Agreement dated March 18, 1999.
         .12.vv      221              Letter,  application and membership
                                      agreement form with Vacation.com.
         .13.vv      224              Agreement with Dale Everly Colson as
                                      Public  Relations Consultant .
         .14.vv      225              Agreement for Professional Services
                                      between Vista and Wriwebs.com, Inc.
         .15.vv      229              Superseder & Conversion Agreement
                                      with Nellie Tippery.
         .16.vv      242              Promissory Note in favor of Nellie
                                      Tippery
         .16.vv      243              Cancellation of Promissory Note in
                                      favor of Nellie Tippery

Designation          Page
of Exhibit           Number
as Set Forth         or Source of
in Item 601 of       Incorporation
Regulation S-B       By Reference     Description

         .17.vv       244             Premium Finance Agreement dated February
                                      2, 2000.
         .18.vv       248             Summary of the following insurance
                                      policies:
                                            Preferred National Insurance Company
                                            dated February 3, 2000.
                                            Group Health Insurance Policy with
                                            United Wisconsin Life Insurance
                                            Company dated June 1, 1999, through
                                            June 1,2000.
                                            Comp Options Workers Compensation
                                            and Employers Liability Policy dated
                                            December 12, 1999.
         .19.vv       250             Scott Ugell's Malpractice Insurance and
                                      Professional Liability Policy dated May
                                      5, 1999 to May 1, 2000.
         .20.vv       251             Affiliate Agreement with Teri E. Nadler
         .21.vv       268             Affiliate Agreement with Alicia Torrealba
         .22.vv       285             Affiliate Agreement with Scott B. Ugell
         .23.vv       302             Affiliate Agreement with Ken Nelson &
                                      Carol Nelson
         .24.vv       319             Affiliate Agreement with Jean Hickman
         .25.vv       336             Affiliate Agreement with Karyn McKnight
         .26.vv       353             Affiliate Agreement with Nellie Tippery
         .27.vv       370             Employment Agreement with Teri Nadler
         .28.vv       381             Employment Agreement with Scott B. Ugell
         .29.vv       392             Employment Agreement with Alicia Torrealba
         .30.vv       403             Employment Agreement with Jean Hickman
         .31.vv       414             Independent Contractor Agreement with
                                      Karyn McKnight
         .32.vv       426             Confidentiality Agreement with Jay Lovins
         .33.vv       430             Confidentiality Agreement with Karyn
                                      McKnight
         .34.vv       434             Confidentiality Agreement with Trevor
                                      Grafflin

(99)                                Additional Exhibits:

             .50      438             Resignation letter from Penny Adams Field
-------
* Included as exhibits to or in the schedules to the Reorganization Agreement dated March 12, 2000 between the Registrant and Vista filed herewith as exhibit 2.16.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2000

                             AmeriNet Group.com, Inc

                              /s/ Michael Jordan
                       ---------------------------------
                                 Michael Jordan
                                    President